UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2016

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:      (386) 418-8888

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2016, RTI Surgical, Inc., a Delaware corporation (the “Company”), entered into a Fifth Amendment to the Second Amended and Restated Loan Agreement, dated as of July 16, 2013 (as amended to date, the “Loan Agreement”), among the Company, TD Bank, N.A. and Regions Bank, as Lenders (together with the various financial institutions as are or may become parties thereto, the “Lenders”) and TD Bank, N.A., as administrative agent for the Lenders.

The Fifth Amendment to the Second Amended and Restated Loan Agreement provides for: (i) a decrease in the maximum revolving credit amount from $45,000,000 to $42,500,000; (ii) an increase in the Company’s leverage to EBITDA ratio from 2.50 to 1.00 to (A) 3.25 to 1.00 through March 31, 2017 and (B) 3.00 to 1.00 after March 31, 2017 and (iii) certain corresponding amendments. A copy of this Fifth Amendment to the Second Amended and Restated Loan Agreement is furnished herewith as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1    The Fifth Amendment to the Second Amended and Restated Loan Agreement dated November 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: November 8, 2016	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

RTI Surgical, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document
10.1	The Fifth Amendment to the Second Amended and Restated Loan Agreement dated November 7, 2016.